Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Drive, 10th Floor Costa Mesa, California 92626 714.513.5100 main 714.513.5130 fax www.sheppardmullin.com

September 30, 2021

California BanCorp

1300 Clay Street, Suite 500

Oakland, California 94612

Re:	Exchange Offer of 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 issued by California BanCorp

Ladies and Gentlemen:

We have acted as counsel to California BanCorp, a California corporation (the “Company”), in connection with the Company’s proposed offer to exchange (the “Exchange Offer”), pursuant to a registration statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), up to $35,000,000 aggregate principal amount of the Company’s 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Exchange Securities”) for the Company’s outstanding 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031 originally issued on August 17, 2021 (the “Initial Securities”), as contemplated by the Registration Rights Agreement, dated as of August 17, 2021, by and among the Company and the purchasers of the Initial Securities (the “Registration Rights Agreement”). The Exchange Securities are being issued under an Indenture dated as of August 17, 2021 (the “Indenture”), by and between the Company and UMB Bank, National Association, as trustee (the “Trustee”).

This opinion is being furnished in connection with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Exchange Securities.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the Company’s articles of incorporation, as currently in effect, (iii) the Company’s bylaws, as currently in effect, (iv) the form of the Exchange Security, (v) the Registration Rights Agreement, (vi) the Indenture, and (vii) records of proceedings and actions of the Board of Directors of the Company relating to the Registration Statement and related matters.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) all Exchange Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, and (iii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Exchange Securities, to the extent applicable, is considered in a proceeding at law or in equity), including the possible unavailability of specific performance or injunctive relief, (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue, (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (iii) waivers of broadly or vaguely stated rights, and (iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

This opinion is limited solely to the federal laws of the United States and the internal, substantive laws of the State of New York as applied by courts located in New York, in each case, without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Securities (in the form examined by us) have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, (iv) the Exchange Securities have been duly issued and delivered upon consummation of the Exchange Offer against receipt of Initial Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, and (v) the Exchange Offer is completed as contemplated by the Registration Statement, the Exchange Securities will be legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance of the Exchange Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP